May 5, 2015 2015 Q2 Earnings Conference Call May 5, 2015

May 5, 2015 2 About This Presentation This presentation contains certain forward-looking statements that management believes to be reasonable as of today’s date only. Actual results may differ significantly because of risks and uncertainties that are difficult to predict and many of which are beyond management’s control. You should read AmeriGas’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q for a more extensive list of factors that could affect results. Among them are adverse weather conditions, cost volatility and availability of propane, increased customer conservation measures, the impact of pending and future legal proceedings, political, regulatory and economic conditions in the United States and in foreign countries, the timing and success of our acquisitions, commercial initiatives and investments to grow our business, and our ability to successfully integrate acquired businesses and achieve anticipated synergies. AmeriGas undertakes no obligation to release revisions to its forward- looking statements to reflect events or circumstances occurring after today.

May 5, 2015 Jerry Sheridan CEO of AmeriGas

May 5, 2015 4 Q2 Adjusted EBITDA * See appendix for Adjusted EBITDA reconciliation $331 $342 $0 $50 $100 $150 $200 $250 $300 $350 $400 Q2 2014 Q2 2015 Adjusted EBITDA*, $ Millions Record level of Adjusted EBITDA in Q2

May 5, 2015 5 • Retail volume decreased 5.7% (27 million gallons) on weather that was 7% warmer than the prior year • Mt. Belvieu cost was 30% lower than Q1 and 60% lower than the prior year period • Sold off remaining higher cost inventory and reduced average selling price by approximately 20% while maintaining slightly higher margins • Operating expenses were down 9% on lower bad debt, fuel and maintenance, and overtime expenses Operational Highlights

May 5, 2015 6 Growth Initiatives • The AmeriGas Propane Exchange program’s volume increased 3% in the quarter • National Accounts program increased 14% in the quarter • Pipeline of acquisition opportunities remains strong; completed one small scale acquisition in the quarter • Stability of lower priced propane is good for the industry and will promote demand • Maintaining our previous guidance range of $635-$665 million for FY 2015

May 5, 2015 Q&A

May 5, 2015 Appendix

May 5, 2015 9 AmeriGas Supplemental Information: Footnotes  The enclosed supplemental information contains a reconciliation of earnings before interest expense, income taxes, depreciation and amortization ("EBITDA") and Adjusted EBITDA to Net Income.  EBITDA and Adjusted EBITDA are not measures of performance or financial condition under accounting principles generally accepted in the United States ("GAAP"). Management believes EBITDA and Adjusted EBITDA are meaningful non-GAAP financial measures used by investors to compare the Partnership's operating performance with that of other companies within the propane industry. The Partnership's definitions of EBITDA and Adjusted EBITDA may be different from those used by other companies.  EBITDA and Adjusted EBITDA should not be considered as alternatives to net income (loss) attributable to AmeriGas Partners, L.P. Management uses EBITDA to compare year-over-year profitability of the business without regard to capital structure as well as to compare the relative performance of the Partnership to that of other master limited partnerships without regard to their financing methods, capital structure, income taxes or historical cost basis. Management uses Adjusted EBITDA to exclude from AmeriGas Partners’ EBITDA gains and losses that competitors do not necessarily have to provide additional insight into the comparison of year-over-year profitability to that of other master limited partnerships. In view of the omission of interest, income taxes, depreciation and amortization from EBITDA and Adjusted EBITDA, management also assesses the profitability of the business by comparing net income attributable to AmeriGas Partners, L.P. for the relevant years. Management also uses EBITDA to assess the Partnership's profitability because its parent, UGI Corporation, uses the Partnership's EBITDA to assess the profitability of the Partnership, which is one of UGI Corporation’s business segments. UGI Corporation discloses the Partnership's EBITDA in its disclosures about its business segments as the profitability measure for its domestic propane segment.

May 5, 2015 10 AmeriGas Partners EBITDA Reconciliation 2015 2014 EBITDA and Adjusted EBITDA: Net income attributable to AmeriGas Partners, L.P. 326,055$ 240,103$ Income tax expense (benefit) 806 (74) Interest expense 41,096 42,046 Depreciation 37,402 38,353 Amortization 10,713 10,804 EBITDA 416,072 331,232 (Subtract net gains) on commodity derivative instruments not associated with current-period transactions (74,739) - Noncontrolling interest in net (losses) gains on commodity derivative instruments not associated with current-period transactions 755 - Adjusted EBITDA 342,088$ 331,232$ Three Months Ended March 31

May 5, 2015 11 AmeriGas Partners Adj. EBITDA Guidance Reconciliation Forecast Fiscal Year Ending September 30, 2015 Adjusted net income attributable to AmeriGas Partners, L.P. (estimate) (d) 286,000$ Interest expense (estimate) 163,000 Income tax expense (estimate) 4,000 Depreciation (estimate) 154,000 Amortization (estimate) 43,000 Adjusted EBITDA (e) 650,000$ (d) (e) Represents the midpoint of Adjusted EBITDA guidance range for fiscal 2015. Represents estimated net income attributable to AmeriGas Partners, L.P. after adjusting for gains and losses on commodity derivative instruments not associated with current-period transactions. It is impracticable to determine actual gains and losses on commodity derivative instruments not associated with current-period transactions that will be reported in GAAP net income as such gains and losses will depend upon future changes in commodity prices for propane which cannot be forecasted.

May 5, 2015 Investor Relations: Will Ruthrauff 610-456-6571 ruthrauffw@ugicorp.com